                                                                    EXHIBIT 99.1


INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

INDEX TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2001, 2000 AND 1999

                                                                         PAGE

Report of Independent Accountants                                        1

Combined Financial Statements:

Combined Statement of Income for the years ended
   December 31, 2001, 2000 and 1999                                      2

Combined Balance Sheet at December 31, 2001 and 2000                     3

Combined Statement of Cash Flows for the years ended
   December 31, 2001, 2000 and 1999                                      4

Combined Statement of Changes in Ingersoll-Rand Company
   Limited Investment for the years ended
   December 31, 2001, 2000 and 1999                                      5

Notes to Combined Financial Statements                                   6 - 23


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Directors of Ingersoll-Rand Company Limited


In our opinion, the accompanying combined balance sheet and the related combined statements of income, Ingersoll-Rand Company Limited investment and cash flows present fairly, in all material respects, the financial position of the Ingersoll-Rand Engineered Solutions Business (the "Business"), an operating business unit of Ingersoll-Rand Company Limited ("IR"), at December 31, 2000 and 2001, and the combined results of its operations and cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Business; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
June 26, 2002

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
(IN THOUSANDS)

                                            2001          2000          1999
                                        -----------   -----------   -----------
Net sales, third parties                $ 1,077,816   $ 1,185,360   $ 1,229,456
Sales to IR affiliates                       10,896         8,844         6,809
                                        -----------   -----------   -----------
Total net sales                           1,088,712     1,194,204     1,236,265
Cost of goods sold                          885,009       921,054       953,445
Administrative, selling and service
  engineering expense                        85,100        90,931        94,777
Restructuring charges                        19,338        10,999        11,351
Allocated IR costs                           21,812        21,417        21,745
                                        -----------   -----------   -----------
Operating income                             77,453       149,803       154,947
Interest expense                             18,306        19,650        20,526
Other income(expense), net                   25,209        10,588        (4,436)
                                        -----------   -----------   -----------
Earnings before income taxes                 84,356       140,741       129,985
Provision for income taxes                   36,537        50,664        54,875
                                        -----------   -----------   -----------
Net earnings                            $    47,819   $    90,077   $    75,110
                                        ===========   ===========   ===========



      See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED BALANCE SHEET
DECEMBER 31, 2001 AND 2000
(IN THOUSANDS)

                                                         2001           2000
                                                     -----------    -----------
ASSETS
 Current assets:
  Cash and cash equivalents                          $    10,760    $    15,298
  Accounts and notes receivable, less allowance
   for doubtful accounts of $2,094 in 2001 and
   $1,982 in 2000                                        123,017         84,559
  Inventories                                            152,387        128,047
  Prepaid expenses                                        10,880          8,684
  Due from affiliates                                     94,863        103,462
  Deferred income taxes                                   23,943         33,464
                                                     -----------    -----------
                                                         415,850        373,514
 Investments in and advances with partially
   owned equity companies                                104,466        127,227
 Property, plant and equipment:
  Land, buildings and improvements                       135,203        130,903
  Machinery and equipment                                517,928        490,474
                                                     -----------    -----------
                                                         653,131        621,377
  Less-accumulated depreciation                          308,086        296,273
                                                     -----------    -----------
                                                         345,045        325,104

 Intangible assets, net                                    6,381          2,773
 Deferred income taxes                                    86,404         81,419
 Other assets                                             55,216         48,949
                                                     -----------    -----------
      Total assets                                   $ 1,013,362    $   958,986
                                                     ===========    ===========

LIABILITIES AND BUSINESS EQUITY
 Current liabilities:
  Accounts payable and accruals                      $   244,774    $   193,514
  Due to affiliates                                      131,877         82,569
  Loans                                                   15,811         26,232
                                                     -----------    -----------
                                                         392,462        302,315

  Due to affiliates                                      198,700        198,700
  Deferred income taxes                                   38,577         35,709
  Long term debt                                             603            207
  Other liabilities                                      212,432        210,304
                                                     -----------    -----------

      Total liabilities                                  842,774        747,235
                                                     -----------    -----------

 Commitments and contingencies (Note 9)

 Business equity:
  Ingersoll-Rand Company Limited investment              197,322        229,209
  Accumulated other comprehensive income                 (26,734)       (17,458)
                                                     -----------    -----------

      Business equity                                    170,588        211,751
                                                     -----------    -----------

      Total liabilities and Business equity          $ 1,013,362    $   958,986
                                                     ===========    ===========


See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
(IN THOUSANDS)

                                                      2001         2000         1999
                                                 ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings                                    $  47,819    $  90,077    $  75,110
 Adjustments to arrive at net cash
  provided by operating activities:
 Restructuring charges                              19,338       10,999       11,351
 Depreciation and amortization                      44,372       43,746       51,109
 Gain on sale of businesses                             --       (5,727)          --
 Loss/(gain) on sale of property, plant
  and equipment                                        422          233       (3,234)
 Equity earnings/losses, net                          (862)      (2,660)         540
 Deferred income taxes                               7,531       15,344        2,461
 Changes in assets and liabilities:
 (Increase) decrease in:
  Accounts and notes receivable                     (7,395)      25,265      (19,499)
  Inventories                                        7,602      (18,603)      16,374
  Other assets                                      (2,752)     (11,901)     (10,904)
 (Decrease) increase in:
  Accounts payable and accruals                    (15,343)     (21,700)      16,150
  Other liabilities                                  2,901       (3,321)      (2,218)
                                                 ---------    ---------    ---------
Net cash provided by operating activities          103,633      121,752      137,240
                                                 ---------    ---------    ---------

Cash flows from investing activities:
 Capital expenditures                              (42,237)     (36,578)     (52,140)
 Proceeds from sales of property, plant and
  equipment                                          1,805        3,965        7,489
 Proceeds from business dispositions                    --       37,331           --
 Acquisition, net of cash*                         (17,488)          --           --
 Cash (invested in) or advances (to) from
   equity companies                                  3,529       15,822       (1,038)
                                                 ---------    ---------    ---------
  Net cash (used in) provided by investing
   activities                                      (54,391)      20,540      (45,689)
                                                 ---------    ---------    ---------

Cash flows from financing activities:
 (Decrease) increase in borrowings                 (29,769)      14,882       (5,069)
 Changes in due to (from) IR affiliates             56,884      (24,989)     (51,806)
 Change in IR investment                           (79,706)    (123,232)     (39,373)
                                                 ---------    ---------    ---------
  Net cash used in financing activities            (52,591)    (133,339)     (96,248)
                                                 ---------    ---------    ---------

Effect of exchange rate changes on cash and
 cash equivalents                                   (1,189)        (527)        (384)
                                                 ---------    ---------    ---------
 Net increase (decrease) in cash and
  cash equivalents                                  (4,538)       8,426       (5,081)
 Cash and cash equivalents - beginning of year      15,298        6,872       11,953
                                                 ---------    ---------    ---------
Cash and cash equivalents - end of year          $  10,760    $  15,298    $   6,872
                                                 ---------    ---------    ---------


*Acquisition
 Working capital, other than cash                $   4,917
 Property, plant and equipment                     (23,406)
Intangibles and other assets                         1,001
                                                 ---------
   Net cash used to acquire business             $ (17,488)
                                                 ---------


See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF CHANGES IN INGERSOLL-RAND COMPANY LIMITED INVESTMENT FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
(IN THOUSANDS)

                                      INGERSOLL
                                        RAND         ACCUMULATED
                                       COMPANY          OTHER            TOTAL
                                       LIMITED      COMPREHENSIVE    COMPREHENSIVE
                                      INVESTMENT    INCOME (LOSS)    INCOME (LOSS)      TOTAL
                                      ----------    -------------    -------------    ---------
At January 1, 1999                    $ 226,627       $   3,166                       $ 229,793

Decrease in IR Investment               (39,373)                                        (39,373)
Net income                               75,110                        $  75,110
Other comprehensive income(loss):
 Minimum pension liability                                 (462)            (462)
 Currency translation                                     4,985            4,985
                                                                       ---------
Total comprehensive income                                             $  79,633         79,633
                                                                       =========
                                      ---------       ---------                       ---------
At December 31, 1999                    262,364           7,689                         270,053


Decrease in IR Investment              (123,232)                                       (123,232)
Net income                               90,077                        $  90,077
Other comprehensive income(loss):
 Minimum pension liability                               (1,756)          (1,756)
 Currency translation                                   (23,391)         (23,391)
                                                                       ---------
Total comprehensive income                                             $  64,930         64,930
                                                                       =========
                                      ---------       ---------                       ---------
At December 31, 2000                    229,209         (17,458)                        211,751

Decrease in IR Investment               (79,706)                                        (79,706)
Net income                               47,819                        $  47,819
Other comprehensive income(loss):
 Minimum pension liability                                  951              951
 Currency translation                                   (10,227)         (10,227)
                                                                       ---------
Total comprehensive income                                             $  38,543         38,543
                                                                       =========
                                      ---------       ---------                       ---------
At December 31, 2001                  $ 197,322       $ (26,734)                      $ 170,588
                                      =========       =========                       =========


See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 1 - BUSINESS ACTIVITIES AND BASIS OF PRESENTATION:

The Ingersoll-Rand Engineered Solutions Business (the Business) is engaged in the design, manufacture, sale and service of precision bearing products and motion control components and assemblies. The Business' principal products include needle and roller bearings and other precision components. Throughout the period, the Business was treated as an operating business unit of Ingersoll-Rand Company Limited (IR). Historically, separate financial statements had not been prepared for the Business.

The Business is a wholly owned operating business unit of IR. The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising the Business. The combined financial statements of the Business include the results of bearing and precision components operations of the following entities, but exclude investments held by these entities in other IR affiliates that do not participate in engineered solutions operations:

               Legal Entities                           Country of Incorporation
The Torrington Company                                  United States
Torrington Holdings Inc.                                United States
Kilian Manufacturing Corporation                        United States
Torrington Inc.                                         Canada
Torrington Wuxi Bearings Company, Limited               China
Torrington France S.A.R.L.                              France
Torrington GmbH                                         Germany
Torrington Nadellager GmbH                              Germany
Industrias del Rodamiento, S.A.                         Spain
Torrington Sales Limited                                Switzerland
The Torrington Company, Limited                         United Kingdom
Torrington Ceska Republika s.r.o.                       Czech Republic
Nadella S.A.                                            France
Nadella Industries S.A.                                 France
Nadella UK Limited                                      United Kingdom
Nadella GmbH                                            Germany
Nadella S.A.                                            Switzerland
Nadella S.p.A.                                          Italy
Societe Belge de Roulements a Aiguilles Nadella         Belgium

    Operating business units of IR Entities             Country of Operations

Engineered Solutions Operating Business Unit of         Canada
   Ingersoll-Rand Canada Inc.
Engineered Solutions Operating Business Unit of         Australia
   Ingersoll-Rand (Australia) Ltd.
Engineered Solutions Operating Business Unit of         Brazil
   Ingersoll-Rand do Brasil Ltda.
Engineered Solutions Operating Business Unit of         China
   Ingersoll-Rand Machinery (Shanghai) Company
   Limited.
Engineered Solutions Operating Business Unit of         Mexico
   Ingersoll-Rand S.A. de C.V.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The combined financial statements were prepared using IR's historical basis in the assets and liabilities of the Business. Changes in indebtedness between the Business and IR are reflected as part of the IR investment account in the accompanying combined balance sheet.

The combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. Allocation of costs for facilities, functions and certain services performed by IR organizations for the Business, including environmental and other risk management, internal audit, transportation services, administration of benefit and insurance programs and certain tax, legal, accounting and treasury functions have been made on the basis described in Note 3. All of the allocations and estimates in the combined financial statements are based on assumptions that the management of the Business and IR believe are reasonable in the circumstances. The Business' financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Business in the future or indicative of the results that would have been reported if the Business had operated as an unaffiliated enterprise.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

A summary of significant accounting policies used in the preparation of the accompanying financial statements follows:

PRINCIPLES OF COMBINATION: The combined financial statements include the accounts and activities of the Business. Partially owned equity companies are accounted for under the equity method. All material intercompany transactions between operations included in the combined financial statements have been eliminated in combination. Transactions between the Business and IR and its affiliates are herein referred to as "related party" or "affiliated" transactions. Such transactions have not been eliminated.

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts for revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH EQUIVALENTS: The Business considers all highly liquid investments, consisting primarily of time deposits and commercial paper with maturities of three months or less when purchased, to be cash equivalents.

INVENTORIES: Inventories are stated at cost, which is not in excess of market. Cost is based on the first-in, first-out (FIFO) method for precision components inventories, while for all others, cost is determined on the last-in, first-out
(LIFO) method.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. The Business principally uses accelerated depreciation methods for assets placed in service prior to December 31, 1994. Assets acquired subsequent to that date are depreciated

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

using the straight-line method over their estimated useful lives. At December 31, 2001 and 2000, gross land and buildings totaled $135,203 and $130,903 respectively, while gross machinery and equipment totaled $517,928 and $490,474, respectively. Accumulated depreciation at December 31, 2001 and 2000 was $308,086 and $296,273, respectively. Depreciation expense for 2001, 2000 and 1999 was $44,252, $43,642 and $51,000, respectively.

GOODWILL: Goodwill, net, was $4,161 and $800 at December 31, 2001 and 2000, respectively. Accumulated amortization amounted to $485 and $443 at December 31, 2001 and 2000, respectively. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," goodwill associated with acquisitions consummated after June 30, 2001 is not being amortized. For acquisitions prior to July 1, 2001 goodwill was amortized on a straight-line basis over periods not to exceed 40 years through December 31, 2001. Amortization expense related to goodwill was $27 for 2001, 2000 and 1999.

INCOME TAXES: The U.S. operations of the Business are included in a consolidated U.S. federal income tax return. The provision for income taxes has been prepared as if a separate U.S. federal income tax return had been filed by the Business for its U.S. operations. The provision for income taxes of international operations has been similarly prepared. Deferred taxes are provided on temporary differences between assets and liabilities for financial reporting and tax purposes as measured by enacted tax rates expected to apply when temporary differences are settled or realized. A valuation allowance is established for deferred tax assets for which realization is not likely. U.S. federal income taxes are paid on behalf of the Business and reflects the funding through the IR investment account.

ENVIRONMENTAL COSTS: Environmental expenditures relating to current operations are expensed or capitalized as appropriate. Expenditures relating to existing conditions caused by past operations, which do not contribute to current or future revenues, are expensed. Costs to prepare environmental site evaluations and feasibility studies are accrued when the Business commits to perform them. Liabilities for remediation costs are recorded when they are probable and reasonably estimable, generally no later than the completion of feasibility studies or the Business' commitment to a plan of action. The assessment of this liability, which is calculated based on existing technology, does not reflect any offset for possible recoveries from insurance companies and is not discounted.

REVENUE RECOGNITION: Revenues are recognized on sales of product at the time the goods are shipped and title has passed to the customer or when services are performed. Provisions for discounts and rebates to customers and other adjustments are provided for at the time of sale as a reduction of revenue.

RESEARCH AND DEVELOPMENT COSTS: Research and development expenditures, including qualifying engineering costs, are expensed when incurred and amounted to $25,617 in 2001, $24,928 in 2000 and $28,295 in 1999.

COMPREHENSIVE INCOME: Comprehensive income includes net income, foreign currency translation adjustments, minimum pension liabilities and amounts relating to cash flow hedges.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

FOREIGN CURRENCY: Assets and liabilities of non-U.S. entities have been translated at year-end exchange rates, and income and expenses have been translated using weighted average-for-the-year exchange rates. Adjustments resulting from translation have been recorded in accumulated other comprehensive income and are included in net earnings only upon sale or liquidation of the underlying foreign investment.

Foreign currency transactions and translations recorded in the income statement increased net earnings by $73 in 2001 and decreased net earnings by $1,015 and $948 in 2000 and 1999, respectively. Accumulated other comprehensive income decreased in 2001 and 2000 by $9,276 and $25,147, respectively, and increased in 1999 by $4,523, primarily due to foreign currency adjustments related to translation.

STOCK-BASED COMPENSATION: The Business continues to apply the principles of APB No. 25 "Accounting for Stock Issued to Employees," and has provided pro forma fair value disclosures in Note 11.

CREDIT FACILITIES: Credit facilities have been arranged with banks the United States under which the Business' operating units may borrow on an overdraft or short-term note basis.

NEW ACCOUNTING STANDARDS: In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", was issued. The standard requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It nullifies the guidance of EITF No. 94-3, which recognized a liability for an exit cost on the date an entity committed itself to an exit plan. The standard will be effective for exit or disposal activities that are initiated after December 31, 2002. The Business is currently reviewing the provisions of SFAS No. 146 to determine its impact upon adoption.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued, which provides guidance on the accounting for the impairment or disposal of long-lived assets and was adopted January 1, 2002, by the Business. Adoption of SFAS No. 144 did not have a material effect on the Business' combined financial position or results of operations.

In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. The standard requires that legal obligations associated with the retirement of tangible long-lived assets be recorded at fair value when incurred and is effective January 1, 2003 for the Business. The Business is currently reviewing the provisions of SFAS No. 143 to determine the standard's impact upon adoption.

Also in June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The requirements and effects of these pronouncements are discussed in Note 6.

In September 2000, the FASB issued SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is effective for transfers and services of financial assets occurring after March 31, 2001, and is discussed in Note 10.

The Business adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and its amendments as of January 1, 2001. The requirements and effects of such adoption are discussed in Note 8.

NOTE 3 - RELATED PARTY TRANSACTIONS:

INTERCOMPANY ACTIVITIES
IR provides the Business with certain environmental and other risk management, internal audit, legal, tax, accounting, pension fund management, transportation services, cash management and other treasury services. In addition, as discussed below and in Notes 11, 13 and 14, the Business' employees participate in certain IR employee benefit programs that are sponsored and administered by IR or its affiliates. The Business' usage of these services and its participation in these employee benefit plans generates both direct and indirect costs to the Business. Direct costs and benefits relating to the services and benefit plans are charged/credited to the business and are included in cost of goods sold and administrative, selling and service engineering expense. Indirect costs are allocated to the Business using allocation methods that management of IR and the Business believe are reasonable.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The Combined Financial Statements reflect these indirect costs through the corporate overhead allocation. These allocated IR costs amount to $21,812, $21,417 and $21,745 for the years ended December 31, 2001, 2000 and 1999, respectively. Indirect cost allocations are made based upon employee headcount, revenue and gross assets. Such allocations may not be the same as the costs that would be incurred as a stand-alone entity.

IR provides centralized treasury functions and financing, including substantially all investing and borrowing activities for the Business. As part of this practice, surplus cash is remitted to IR and IR advances cash, as necessary, to the Business. No interest is charged or paid on the net IR investment amount. Interest is charged or credited on certain notes receivable and notes payable from or to IR affiliates.

In December 1998, the Business issued a $90,000 promissory note to an affiliate in exchange for 50 shares of the affiliate's common stock. The note is due in December 2009, and bears interest at 6.5% per annum. The amount of the note, plus accrued interest, is classified within "Due to affiliates" in the combined balance sheet. The financial statements of the affiliate and the investment therein are not included in the combined financial statements of the Business.

In conjunction with the declaration of a dividend payable to an IR affiliate in December of 1998, the Business issued a $108,700 promissory note to the affiliate. The note is due in December of 2009 and bears interest at 6.5% per annum. The dividend has been classified as a reduction to IR's investment and the promissory note, plus accrued interest, is classified within "Due to affiliates" in the combined balance sheet.

At December 31, 2001 and 2000, the Business had loans outstanding due to IR affiliates of $56,502 and $1,324, including accrued interest. These amounts are included in "Due to affiliates" on the combined balance sheet. Amounts outstanding at December 31, 2001, mature prior to December 31, 2002. In accordance with the loan agreements, the Business accrues simple interest on these loans at interest rates ranging from 3.75% to 4.0%.

The Business has utilized a portion of the proceeds from these loans to make interest-bearing loans to other IR affiliates. Including accrued interest, amounts due to the Business under such loans totaled $17,440 and $15,367 at December 31, 2001 and 2000, respectively, and are included in "Due from affiliates" on the combined balance sheet. Amounts outstanding at December 31, 2001 are due prior to December 31, 2002. In accordance with the loan agreements, the Business earns simple interest on these loans at interest rates ranging from 2.4% to 4.0%.

EMPLOYEE BENEFIT ADMINISTRATION
The Business' employees participate in tax-qualified defined benefit pension plans and defined contribution savings plans sponsored and administered by IR or its affiliates. IR has historically charged to the Business its pro-rata share of administration and funding expenses incurred by IR in the operation of these plans for the benefit of employees of the Business. The Business has been responsible for the cost of funding pension and savings plan benefits accrued by its employees. Welfare benefit programs are generally

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

self-insured and experience-rated on the basis of Business' employees without regard to the claims experience of employees of other affiliated companies.

TECHNOLOGY LICENSING AGREEMENT
One of the Business' German operating units licenses certain technology from an IR affiliate in the United Kingdom. Royalty expense related to this licensing arrangement amounted to $7,047, $6,573 and $7,558 in 2001, 2000 and 1999,
respectively. The German operating unit also received credit for technology transferred to the affiliate. Such reimbursements amounted to $2,457, $2,492 and $1,566 in 2001, 2000 and 1999, respectively. These amounts are included in other income(expense), net.

OTHER RELATED PARTY TRANSACTIONS
The Business recorded sales of $10,896, $8,844 and $6,809 and purchases of $14, $160 and $193 with IR and its affiliates in 2001, 2000 and 1999, respectively.

For the years ended December 31, 2001, 2000 and 1999, the Business recorded dividends of $73,055, $2,559 and $2,970, respectively, for net dividends received from IR affiliates. In addition in 2001, the Business declared dividends of $63,835. These amounts are recorded against IR's investment included in Business equity.

NOTE 4 - INVESTMENTS IN PARTIALLY OWNED EQUITY COMPANIES:

The Business had five investments that operated in similar lines of business at December 31, 2001. The investments in and amounts due from partially owned equity companies amounted to $103,406 and $1,060, respectively, at December 31, 2001 and $123,890 and $3,337, respectively, at December 31, 2000. The Business' equity in the net earnings of its partially owned equity companies was $4,670, $4,318, and $4,925 in 2001, 2000 and 1999, respectively. The Business received distributions from these investments of $3,808, $1,658, and $5,465 in 2001, 2000, and 1999, respectively. Sales from the Business to the partially owned equity companies are not significant.

In 2000, the Business sold Nastech Europe, Ltd., a partially owned equity affiliate. Proceeds from the sale were $37,331, resulting in a gain of $5,727.

Summarized financial information for these partially owned equity companies at December 31, was:

                                                           2001         2000
                                                         --------     --------

Current assets                                           $138,336     $233,383
Property, plant & equipment, net                          120,156      163,278
Other assets                                               17,582       14,510
                                                         --------     --------
  Total assets                                           $276,074     $411,171
                                                         ========     ========

Current liabilities                                      $ 54,165     $126,074
Long-term debt                                             25,465       28,291
Other liabilities                                           4,114       12,370
Total shareholders' equity                                192,330      244,436
                                                         --------     --------
  Total liabilities and shareholders' equity             $276,074     $411,171
                                                         ========     ========

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

                                               For the years ended December 31,
                                                2001         2000         1999
                                              --------     --------     --------
Net sales                                     $340,762     $441,216     $573,262
Gross profit                                    36,651       49,459       66,916
Net earnings                                     7,542        7,329        8,750

NOTE 5 - RESTRUCTURING:

In 2001, the Business recorded restructuring charges totaling $19,338 for employee termination benefits in connection with a reduction in workforce. In 2000, the business recorded restructuring charges totaling $10,999 in connection with a reduction in workforce and consolidation of facilities. The restructuring charge includes $10,603 for employee termination benefits and $396 for lease exit costs. These restructuring programs have resulted in the closure of a manufacturing facility, sales offices and warehouses with a workforce reduction of 1,053 employees.

A reconciliation of the restructuring provision is as follows:

                                         Employee
                                        termination     Facility
                                           costs       exit costs       Total
                                        -----------    ----------      --------
Balance at December 31, 1999             $  4,042       $  1,423       $  5,465
Provision                                  10,603            396         10,999
Cash payments                             (14,087)        (1,819)       (15,906)
                                         --------       --------       --------
Balance at December 31, 2000                  558             --            558
                                         --------       --------       --------
Provision                                  19,338             --         19,338
Cash payments                             (19,877)            --        (19,877)
                                         --------       --------       --------
Balance at December 31, 2001             $     19       $     --       $     19
                                         --------       --------       --------

NOTE 6 - ACQUISITION OF BUSINESS:

In the fourth quarter of 2001, the Business acquired the remaining 50% of Nadella S.A. and its related entities (Nadella) from its joint venture partner. Nadella, based in Europe, supplies precision needle bearings for automotive and industrial applications. Nadella was previously 50% owned by the Business. The purchase price allocation for this acquisition is preliminary and further refinements are likely to be made based upon the completion of a final valuation study.

The Business applied the provisions of SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets" to the acquisition. Under the provisions of these standards, goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization, while all other intangible assets are to be amortized over their estimated useful lives. Amortization expense related to goodwill was $27 in 2001, 2000 and 1999.

Additional provisions of SFAS No. 141 and No. 142, including annual impairment testing for goodwill and intangible assets, became effective for the Business on January 1, 2002. The Business is currently analysing the impact of these provisions and does not expect an impairment.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 7 - INVENTORIES:

At December 31, inventories were as follows:

                                                 2001               2000
                                               --------           --------
Raw materials and supplies                     $ 35,631           $ 32,631
Work-in-process                                  50,594             50,356
Finished goods                                  123,041             98,820
                                               --------           --------
                                                209,266            181,807
Less-LIFO reserve                                56,879             53,760
                                               --------           --------
Total                                          $152,387           $128,047
                                               ========           ========

At December 31, 2001 and 2000, LIFO inventories comprised approximately 30% and 38%, respectively, of consolidated inventories. There were no material liquidations of LIFO layers for all periods presented.

NOTE 8 - FINANCIAL INSTRUMENTS:

The Business maintains significant operations in countries other than the United States. As a result of these global activities, the Business is exposed to changes in foreign currency exchange rates, which affect the results of operations and financial condition. The Business manages exposure to changes in foreign currency exchange rates through its normal operating and financing activities, as well as through the use of financial instruments. Generally, the only financial instruments the Business utilizes are forward exchange contracts.

The purpose of the Business' currency hedging activities is to mitigate the impact of changes in foreign currency exchange rates. The Business attempts to hedge transaction exposures through natural offsets. To the extent that this is not practicable, major exposure areas considered for hedging include foreign currency denominated receivables and payables, intercompany loans, firm committed transactions, and forecasted sales and purchases.

SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and its amendments, became effective for the Business on January 1, 2001. The statement requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in the fair value of derivatives will be recognized in earnings or other comprehensive income, depending on the designated purpose of the derivative. If a derivative qualifies for cash flow hedge accounting the effective portion of changes in fair value is recorded temporarily in other comprehensive income, then recognized in earnings along with the related effects of the hedged items. If a derivative qualifies for fair value hedge accounting, the changes in fair value of the derivative and the hedged item are recognized currently in earnings. There was no ineffective portion of hedges reported in earnings in 2001.

The adjustment to other comprehensive income required upon the adoption of these new standards was immaterial.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

At December 31, 2001, the Business had outstanding contracts to buy U.S. dollars and sell Brazilian real in U.S. dollar equivalent of $392 at year-end rates. These contracts qualified as cash flow hedges and accordingly, a loss of $15 was deferred in accumulated other comprehensive income.

Starting in late 1999, the Business began purchasing on a limited basis, commodity contracts to hedge the costs of metals used in its products. Gains and losses on the derivatives are included in cost of sales in the same period as the hedged transaction. No commodity contracts were open as of December 31, 2001.

At December 31, 2001, the maximum term of derivative instruments that hedge forecasted transactions, for foreign currency hedges, was 3 months.

The counterparties to the Business' forward contracts consist of a number of major international financial institutions. The Business could be exposed to loss in the event of non-performance by the counterparties. However, credit ratings and concentration of risk of these financial institutions are monitored on a continuing basis and present no significant credit risk to the Business.

The carrying value of cash and cash equivalents, accounts receivable, short-term borrowings and accounts payable are a reasonable estimate of their fair value due to the short-term nature of these instruments.

Capitalized interest on construction and other capital projects amounted to $878, $844 and $1,003 in 2001, 2000 and 1999, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

The Business is involved in various litigations, claims and administrative proceedings, including environmental matters, arising in the normal course of business. In assessing its potential environmental liability, the Business bases its estimates on current technologies and does not discount its liability or assume any insurance recoveries. Amounts recorded for identified contingent liabilities are estimates, which are reviewed periodically and adjusted to reflect additional information when it becomes available. Subject to the uncertainties inherent in estimating future costs for contingent liabilities, management believes that recovery or liability with respect to these matters would not have a material effect on the financial condition, results of operations, liquidity or cash flows of the Business for any year.

In the normal course of business, the Business has issued several direct and indirect guarantees, including performance letters of credit, totaling approximately $635 at December 31, 2001. Management believes these guarantees will not adversely affect the combined financial statements.

Certain office and warehouse facilities, transportation vehicles and data processing equipment are leased. Total rental expense was $7,988 in 2001, $7,783 in 2000 and $8,185 in 1999. Minimum lease payments required under

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

non-cancellable operating leases with terms in excess of one year for the next five years and thereafter, are as follows: $4,633 in 2002, $3,755 in 2003, $2,637 in 2004, $1,576 in 2005, $994 in 2006 and $3,042 thereafter.

NOTE 10 - SALES OF RECEIVABLES:

The FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which became effective for the Business on March 31, 2001. The statement revises the accounting standards for securitizations and other transfers of financial assets and collateral and requires certain disclosures. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. Adoption of SFAS No. 140 had no effect on the Business' combined financial position, combined results of operations, or liquidity.

The Business has agreements under which it sells through IR a defined pool of trade accounts receivable to a wholly owned special purpose subsidiary of IR. The subsidiary is a separate legal entity that holds these receivables and sells undivided interests in such accounts receivable to financiers who, in turn, purchase and receive ownership and security interests in those receivables. As collections reduce accounts receivable included in the pool new receivables are sold to the special purpose subsidiary. The full amount of the allowance for doubtful accounts has been retained in the Combined Balance Sheets. The Business retains collection and administrative responsibilities for the participating interests in the defined pool. At December 31, 2001, 2000 and 1999, $60,000, $60,000 and $35,000, respectively, were utilized under the program. Increases and decreases under the program are reflected as operating activities in the Combined Statement of Cash Flows. The proceeds of sale are less than the face amount of accounts receivable sold by an amount to issue commercial paper backed by these accounts receivable. The discount from the face amount is accounted for as a loss on the sale of receivables and has been included in other income (expense), net, in the Combined Statements of Income, and amounted to $2,655, $2,576 and $2,680 in 2001, 2000 and 1999, respectively. The weighted average discount rate was 4.36%, 6.51% and 6.18% during the years 2001, 2000 and 1999, respectively.

The agreements between the special purpose corporation and the financial institution do not have a predefined expiration date. The Business is retained as the servicer of the pooled receivables. During 2001, 2000 and 1999, such sales of receivables amounted to $529,674, $364,081 and $376,231, respectively.

Receivables, excluding the designated pool of accounts and note receivable, sold during 2001 with recourse amounted to $95, of which $56 remained uncollected and on the Combined Balance Sheet.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 11 - INCENTIVE STOCK PLANS:

Certain employees of the Business are eligible to participate in stock option plans. The plans granted employees options to purchase Class A common shares of IR at prices not less than the fair market value at the date of the grant. Options issued before December 31, 1998, became exercisable one year after the date of the grant and expire at the end of 10 years. Options issued after January 1, 1999, become exercisable ratably over a three-year period from their date of grant and expire at the end of 10 years. The plans, approved in 1990, 1995 and 1998, also authorize stock appreciation rights (SARs) and stock awards, which result in compensation expense.

Under SFAS No. 123, compensation cost for the applicable provisions of the Business' incentive stock plans would be determined based upon the fair value at the grant date for awards issued since 1996. Applying this methodology would have reduced net earnings by approximately $2,100 for 2001, $1,000 for 2000, and $500 for 1999. The average fair values of the options granted during 2001, 2000, and 1999 were estimated at $14.43, $17.33, and $14.03, respectively, on the date of grant, using the Black-Scholes option-pricing model, which included the following assumptions:

                                         2001            2000           1999
                                       -------         -------        -------
Dividend yield                           1.65%           1.32%          1.27%
Volatility                              37.59%          34.31%         29.59%
Risk-free interest rate                  5.01%           6.45%          4.93%
Expected life                          5 years         4 years        4 years

Changes in options outstanding under the plans were as follows:

                           Shares subject      Option price     Weighted average
                             to option       range per share     exercise price
                           --------------    ---------------    ----------------
December 31, 1998             481,550        $14.77 - $42.31         $32.31
Granted                       162,250          49.09 - 65.41          50.28
Exercised                    (240,200)         14.77 - 42.31          32.28
                             --------        ---------------         ------
December 31, 1999             403,600        $15.13 - $65.41         $39.72
Granted                       146,700                  53.03          53.03
Exercised                      (9,000)         20.67 - 23.29          21.86
Cancelled                     (18,667)                 49.09          49.09
                             --------        ---------------         ------
December 31, 2000             522,633        $15.13 - $65.41         $43.38
Granted                       332,689          40.53 - 44.23          40.93
Exercised                     (33,750)         15.13 - 33.67          23.70
Cancelled                      (4,000)                 53.03          53.03
                             --------        ---------------         ------
December 31, 2001             817,572        $20.67 - $65.41         $43.15
                             --------        ---------------         ------

At December 31, 2001, there were 37,250 SAR's outstanding with no stock options attached.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The following table summarizes information concerning currently outstanding and exercisable options:

                                 Options outstanding      Options exercisable
                                ---------------------    ----------------------
                                Weighted     Weighted                  Weighted
                     Number      average      average      Number       average
Range of          outstanding   remaining    exercise    exercisable   exercise
exercise price    at 12/31/01     life        price      at 12/31/01     price
--------------    -----------   ---------    --------    -----------   --------
$20.67-$26.21         65,250        2.58     $  23.52        65,250    $  23.52
 33.67- 40.53        338,625        8.55        39.67        46,500       34.26
 41.19- 49.09        255,997        7.03        45.99       212,358       45.46
 53.03- 65.41        157,700        7.96        54.15        59,556       55.01
--------------    ----------    --------     --------    ----------    --------
$20.67-$65.41        817,572        7.48        43.15       383,664       41.85
--------------    ----------    --------     --------    ----------    --------

The weighted average number of shares exercisable and the weighted average exercise prices were 284,919 shares at a price of $36.05 for December 31, 2000, and 240,350 shares at a price of $32.30 for December 31, 1999.

The Business also maintains a shareholder-approved Management Incentive Unit Award Plan. Under the plan, participating executives are awarded incentive units. When dividends are paid on Class A common shares, dividends are awarded to unit holders, one-half of which is paid in cash, the remaining half of which is credited to the participant's account in the form of so-called Class A common share equivalents. The fair value of accumulated common share equivalents is paid in cash upon the participant's retirement. The number of common share equivalents credited to participants' accounts at December 31, 2001 and 2000 was approximately 37,000 shares.

NOTE 12 - INCOME TAXES:

Earnings before income taxes for the years ended December 31, were taxed within the following jurisdictions:

                                            2001          2000         1999
                                          --------      --------     --------
United States                             $ 86,669      $132,406     $129,567
Non-U.S                                     (2,313)        8,335          418
                                          --------      --------     --------
Total                                     $ 84,356      $140,741     $129,985
                                          ========      ========     ========

The provision for income taxes was as follows:

                                             2001          2000          1999
                                           --------      --------      --------
Current tax expense:
  United States                            $ 26,475      $ 41,894        51,641
  Non-U.S                                     6,438         6,366         4,849
                                           --------      --------      --------
  Total current                              32,913        48,260        56,490
                                           --------      --------      --------
Deferred tax expense:
  United States                               7,170         4,473        (1,386)
  Non-U.S                                    (3,546)       (2,069)         (229)
                                           --------      --------      --------
  Total deferred                              3,624         2,404        (1,615)
                                           --------      --------      --------
Total provision for income taxes           $ 36,537      $ 50,664      $ 54,875
                                           --------      --------      --------

The provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory income tax rate to pretax income, as a result of the following differences:

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


                                                        Percent of pretax income
                                                     2001         2000         1999
                                                    ------       ------       ------
Statutory U.S. rate                                   35.0%        35.0%        35.0%
Increase (decrease) in rates resulting from:
  Effect of statutory rate change                       --           --          1.2
  Non-U.S. operations                                  3.8          1.2          2.3
  Foreign sales corporation                           (0.4)        (2.9)        (0.8)
  State and local income taxes, net of U.S. tax        5.0          2.9          3.7
  Earning/loss of equity companies                     1.4          0.2         (0.7)
  Other                                               (1.5)        (0.4)         1.5
                                                    ------       ------       ------
Effective tax rate                                    43.3%        36.0%        42.2%
                                                    ------       ------       ------

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

A summary of the deferred tax accounts at December 31, follows:

                                                        2001         2000         1999
                                                      --------     --------     --------
Current deferred assets and (liabilities):
 Differences between book and tax bases
   of inventories and receivables                     $  6,832     $  7,581     $  7,814
 Differences between book and tax expense for
   other employee related benefits and allowances       13,964       17,242       14,635
 Other reserves and valuation allowances in excess
   of tax deductions                                     7,377        9,208       12,018
 Other differences between tax and financial
   statement values                                     (4,230)        (567)      (2,626)
                                                      --------     --------     --------
   Gross current deferred net tax assets                23,943       33,464       31,841
                                                      --------     --------     --------
Noncurrent deferred tax assets and(liabilities):
 Postretirement and postemployment benefits other
   than pensions in excess of tax deductions            81,626       77,503       74,079
 Tax net operating loss carryforwards                    8,258        5,272       17,183
 Tax depreciation/amortization in excess
   of book depreciation/amortization                   (18,216)     (18,044)     (13,124)
 Pension contributions in excess of book expense       (20,361)     (17,665)     (13,259)
                                                      --------     --------     --------
   Gross noncurrent deferred net tax assets and
    (liabilities)                                       51,307       47,066       64,879
   Less:  deferred tax valuation allowances             (3,480)      (1,356)      (1,818)
                                                      --------     --------     --------
Total net deferred tax assets                         $ 71,770     $ 79,174     $ 94,902
                                                      --------     --------     --------

Substantially all of the tax net operating loss carryforwards do not have an expiration date.

NOTE 13 - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

The Business and IR affiliates sponsor several postretirement plans that cover most U.S. employees. These plans provide for health care benefits and in some instances, life insurance benefits. Postretirement health plans are contributory and are adjusted annually. Life insurance plans are non-contributory. When fulltime employees retire from the Business between age 55 and 65, most are eligible to receive, at a cost to the retiree, certain health care benefits identical to those available to active employees. After attaining age 65, an eligible retiree's health care benefit coverage becomes coordinated with Medicare. The Business funds the benefit costs principally on a pay-as-you-go basis.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

Summary information on the Business' plans at December 31, was as follows:

                                                        2001            2000
                                                     ---------       ---------
Change in benefit obligations:
Benefit obligation at beginning of year              $ 137,449       $ 126,936
Service cost                                             2,353           2,504
Interest cost                                           10,422           9,304
Plan participants' contributions                           864             856
Actuarial losses                                        35,754           9,469
Benefits paid                                          (11,521)        (11,620)
                                                     ---------       ---------
Benefit obligation at end of year                    $ 175,321       $ 137,449
                                                     ---------       ---------

Funded status:
Plan assets less than benefit obligations            $(175,321)      $(137,449)
Unrecognized:
 Prior service gains                                   (20,432)        (22,474)
 Plan net losses/(gains)                                19,692         (16,240)
                                                     ---------       ---------
Accrued costs in the balance sheet                   $(176,061)      $(176,163)
                                                     ---------       ---------

Weighted-average assumptions:
Discount rate                                             7.25%           7.75%
Current year medical inflation                           11.00%           6.75%
Ultimate inflation rate (2008)                            5.25%           5.25%
                                                     ---------       ---------

The components of net periodic postretirement benefits cost for the years ended December 31, were as follows:

                                                2001          2000          1999
                                              --------      --------      --------
Service cost                                  $  2,353      $  2,504      $  2,770
Interest cost                                   10,422         9,304         9,005
Net amortization of unrecognized prior
  service (gains)                               (2,042)       (2,042)       (2,042)
Net amortization of (gain)/loss                   (178)       (1,001)           --
                                              --------      --------      --------
Net periodic postretirement benefits cost     $ 10,555      $  8,765      $  9,733
                                              --------      --------      --------

A 1% change in the medical trend rate assumed for postretirement benefits would have the following effects at December 31, 2001:

                                                   1% Increase       1% Decrease
                                                   -----------       -----------
Effect on total of service and
  interest cost components                           $ 1,055           $   791
Effect on postretirement
  benefit obligation                                  14,652            11,332

NOTE 14 - PENSION PLANS:

An IR affiliate and the Business have noncontributory pension plans covering substantially all U.S. employees. In addition, certain employees in other countries are covered by pension plans. The Business' U.S. salaried plans principally provide benefits based on a career average earnings formula. The Business' hourly pension plans provide benefits under flat benefit formulas. Non-U.S. plans provide benefits based on earnings and years of service. Most of the non-U.S. plans require employee contributions based on the employee's earnings. In addition, an IR affiliate maintains other supplemental benefit plans for officers and other key employees. The Business' policy is to fund an amount, which could be in excess of the pension cost expensed, subject to the limitations imposed by current statutes or tax regulations.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)


Information regarding the Business' pension plans at December 31, was as follows:

                                                        2001            2000
                                                     ----------      ----------
Change in benefit obligations:
Benefit obligation at beginning of year              $  379,506      $  373,991
Service cost                                              6,205           6,584
Interest cost                                            27,148          26,044
Employee contributions                                      292             333
Amendments                                                1,120              --
Expenses paid                                              (640)           (321)
Actuarial losses                                          9,721           4,207
Benefits paid                                           (28,413)        (25,902)
Foreign exchange impact                                  (2,448)         (6,080)
Curtailments and other                                      665             650
                                                     ----------      ----------
Benefit obligation at end of year                    $  393,156      $  379,506
                                                     ----------      ----------
Change in plan assets:
Fair value at beginning of year                      $  434,908      $  448,471
Actual return on assets                                   7,778          17,403
Business contributions                                    2,048             592
Employee contributions                                      292             333
Expenses paid                                              (640)           (321)
Benefits paid                                           (28,413)        (25,902)
Foreign exchange impact                                  (1,416)         (5,668)
                                                     ----------      ----------
Fair value of assets at end of year                  $  414,557      $  434,908
                                                     ----------      ----------
Funded status:
Plan assets in excess of benefit obligations         $   21,401      $   55,402
Unrecognized:
 Net transition asset                                       439             451
 Prior service costs                                     19,746          20,751
 Plan net gains                                          (7,468)        (48,700)
                                                     ----------      ----------
Net amount recognized                                $   34,118      $   27,904
                                                     ----------      ----------
Costs included in the balance sheet:
Prepaid benefit cost                                 $   55,068      $   48,841
Accrued benefit liability                               (23,398)        (24,244)
Intangible asset                                          1,181           1,089
Accumulated other comprehensive income                    1,267           2,218
                                                     ----------      ----------
Net amount recognized                                $   34,118      $   27,904
                                                     ----------      ----------

Weighted-average assumptions:
Domestic:
Discount rate                                              7.25%           7.75%
Rate of compensation increase                              5.00%           5.50%
Expected return on plan assets                             9.00%           9.00%
                                                     ----------      ----------
Foreign:
Discount rate                                              6.00%           6.00%
Rate of compensation increase                              3.50%           3.50%
Expected return on plan assets                             7.75%           7.75%
                                                     ----------      ----------

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The components of the Business' pension related income for the years ended December 31, include the following:

                                            2001          2000          1999
                                          --------      --------      --------
Service cost                              $  6,205      $  6,584      $  7,826
Interest cost                               27,148        26,044        25,260
Expected return on plan assets             (37,852)      (38,574)      (36,539)
Net amortization of unrecognized:
 Prior service costs                         2,070         2,083         1,571
 Transition amount                              21           201           209
 Plan net gains                             (1,354)       (2,137)         (212)
                                          --------      --------      --------
Net pension income                        $ (3,762)     $ (5,799)     $ (1,885)
                                          --------      --------      --------

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations more than plan assets were $25,222, $22,434 and $0, respectively, as of December 31, 2001 and $27,319, $23,109 and $0, respectively, as of December 31, 2000.

Plan investment assets of U.S. plans are balanced between equity securities and cash equivalents or debt securities. Assets of non-U.S. plans are invested principally in equity securities.

Most of the Business' U.S. employees are covered by savings and other defined contribution plans. Employer contributions and costs are determined based on criteria specific to the individual plans and amounted to approximately $7,307, $9,163 and $7,174 in 2001, 2000 and 1999, respectively. The Business' costs relating to non-U.S. defined contribution plans, insured plans and other non-U.S. benefit plans were $789, $1,064 and $499 in 2001, 2000 and 1999, respectively.

NOTE 15 - SUPPLEMENTAL CASH FLOW INFORMATION:

                                                   2001       2000       1999
                                                  ------     ------     ------
Cash paid during the year for:
   Interest, net of amounts capitalized           $3,993     $3,711     $4,140

Interest expense includes $14,591, $13,608 and $19,065 of charges from IR affiliates in 2001, 2000 and 1999, respectively. The amounts shown as cash paid for interest include payments on third party borrowings only.

NOTE 16 - SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

The Business is exposed to potential credit risk by the fact that a significant portion of its sales are made to automotive Original Equipment Manufacturers and automotive suppliers. In particular, the Business has direct sales to three significant customers that accounted for the following amounts of total sales for the years ended December 31:

                                             2001          2000          1999
                                           --------      --------      --------
General Motors                             $179,249      $195,187      $241,447
Daimler Chrysler                            106,190       107,990       115,358
Ford                                         79,443        95,448       149,284

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)


NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 17 - OTHER EVENTS:

REORGANIZATION: Certain legal entities of the operating business unit sold interests in investments in affiliates in return for Class B shares of its ultimate parent, Ingersoll-Rand Company Limited. This ownership interest has been shown as a reduction of the Ingersoll-Rand Company Limited investment in business equity.

U.S. CUSTOMS ANTIDUMPING CLAIMS: Approximately $62 million has been received from the U.S. government by the Business, in connection with multi-year continued dumping and subsidy offset claims filed by the Business pursuant to the Continued Dumping and Subsidy Offset Act of 2000. Operating income in 2001 included a $25 million benefit from these payments. Additionally, $25 million was included in other income(expense), net, for the subsidy payments relating to prior years.

CHANGE IN VACATION POLICY: The Business accrues for vacation and other paid absences as employees earn such benefits. Prior to December 31, 1999, domestic employees earned their entire vacation benefit each June 1st. In December 1999, the Business modified its vacation program to require that domestic employees earn their vacation benefit ratably throughout the fiscal year. As a result of this change in the vacation program, accrued vacation liabilities of approximately $4,300 were credited into income in 1999.

NOTE 18 - SUBSEQUENT EVENT (UNAUDITED)

      On October 16, 2002, IR announced that it had agreed to sell the Business to The Timken Company (Timken). The consideration will consist of $700 million in cash and $140 million of Timken common stock. The sale, which is subject to government regulatory approvals and debt and equity financing, is targeted to close by the end of the first quarter of 2003. The Business is comprised of IR's worldwide operations relating to precision bearings and motion-control components and assemblies, and includes the Torrington, Fafnir, Kilian, Nadella and IRB brands. The Business, which had 2001 revenues of $1.1 billion, employs approximately 10,500 people and operates 27 plants throughout the world. The impact of this transaction is not reflected in these financial statements.



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